EXHIBIT 99.1

Lowell Farms Inc. Announces Share Consolidation

SALINAS, Calif., Aug. 23, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born vertically integrated cannabis company with advanced production capabilities including cultivation, extraction, manufacturing, and distribution, announces it is consolidating all of its subordinate voting shares (“Subordinate Voting Shares”) on the basis of one post-consolidation Subordinate Voting Share for every ten pre-consolidation Subordinate Voting Shares, effective August 31, 2023 (the “Effective Date”). The Company’s outstanding super voting shares (“Super Voting Shares”) will also be consolidated on the same basis as of the Effective Date (collectively, the “Consolidation”).

As a result of the Consolidation, the number of issued and outstanding Subordinate Voting Shares will be reduced from 112,761,904 to approximately 11,276,190, subject to adjustment for rounding, and the number of Super Voting Shares will be reduced from 202,590 to 20,259. Each shareholder’s percentage ownership in the Company and proportional voting power will remain unchanged, except for minor adjustments resulting from the treatment of fractional shares.

No fractional shares will be issued in connection with the Consolidation. If a holder of Subordinate Voting Shares would otherwise be entitled to a fraction of a share, then the number of post-Consolidation Subordinate Voting Shares issuable to such shareholder shall be rounded up to the next higher whole number if the fraction is equal to or greater than one-half and rounded down to the next lower whole number if the fraction is less than one-half. No cash consideration will be paid in respect of fractional shares. The exercise or conversion price and the number of Subordinate Voting Shares issuable under any of the Company’s outstanding convertible securities will be proportionately adjusted in connection with the Consolidation.

The Subordinate Voting Shares will continue to trade on the CSE under the symbol “LOWL” and on the OTCQX under the symbol “LOWLF” on a post-Consolidation basis, under a new CUSIP number – 547572206. The Subordinate Voting Shares are expected to begin trading on a post-consolidation basis on the CSE when markets open on August 30, 2023.

Shareholders of record as of the Effective Date will receive a letter of transmittal from Odyssey Trust Company, the transfer agent for the Subordinate Voting Shares, providing instructions for the exchange of their Subordinate Voting Shares as soon as practicable following the Effective Date. Until surrendered, each share certificate representing pre-Consolidation shares will represent the number of whole post-Consolidation shares to which the holder is entitled as a result of the Consolidation.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co., House Weed, and MOON for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans“, “expects“ or “does not expect“, “is expected“, “budget“, “scheduled”, “estimates“, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to: the timing of the Consolidation, including the Effective Date; the effect of the Consolidation on the Company’s capital structure, including the number of Subordinate Voting Shares and Super Voting Shares outstanding after the Consolidation; the treatment of fractional shares; and the expected trading date of the post-Consolidation Subordinate Voting Shares on the CSE. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s interim financial statements and management’s discussion and analysis (“MD&A”) on Form 10-Q and annual financial statements, MD&A and Risk Factors included in the Annual Report on Form 10-K filed on the SEDAR website at www.sedarplus.ca and on the SEC website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.